                                                                  Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kathleen P. Mullinix and Lisa L. Reiter, or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for such person and in his or her name, place and stead, in any and all capacities, to sign this Form S-8 and any or all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the National Association of Securities Dealers, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitutes may lawfully do or cause to be done by virtue hereof.


     Signature                   Title                              Date
     ---------                   -----                              ----

Kathleen P. Mullinix, Ph.D.   Chairman of the Board,
                              President, and
                              Chief Executive Officer            June 4, 1996

Robert L. Spence              Chief Financial Officer
                              and Treasurer                      June 4, 1996

Jonathan J. Fleming           Director                           June 4, 1996

Zola P. Horovitz, Ph.D.       Director                           June 4, 1996

Eric R. Kandel, M.D.          Director                           June 4, 1996

John E. Lyons                 Director                           June 4, 1996

Sandra Panem, Ph.D.           Director                           June 7, 1996

Alison Taunton-Rigby, Ph.D.   Director                           June 4, 1996

Robert Walkingshaw            Director                           June 4, 1996